Exhibit 99.1

Republic Companies Group, Inc. Announces Completion of Merger

New York, December 7, 2006 - (NASDAQ: RUTX) Republic Companies Group, Inc. (“Republic”) announced today the completion of its previously announced merger with a wholly-owned subsidiary of Israel’s Delek Capital Ltd., a majority-owned subsidiary of Delek Group Ltd. (“Delek”). Under the terms of the merger agreement, stockholders of Republic will be entitled to receive $20.40 in cash for each share of common stock, for a total equity consideration of approximately $290 million on a fully diluted basis. As a result of the merger, the common stock of Republic has ceased trading on the Nasdaq Global Market. In addition, Republic filed a Form 15 today with the SEC to deregister its common stock, thereby immediately suspending its obligation to file annual and other reports with the SEC.

Former Republic stockholders with stock certificates will receive notice in the mail regarding the process to surrender their shares for the merger consideration. Former Republic stockholders whose shares were held through banks or brokers will receive information about their holdings from those institutions.

About Republic

Republic Companies Group, Inc. through a group of insurance companies and related entities provides personal and commercial property and casualty insurance products. In its Independent Agents segments, Republic distributes these products to individuals and small to medium-size businesses through a network of independent agents primarily in Texas, Louisiana, Oklahoma and New Mexico. In its Program Management and Insurance Services segments Republic capitalizes on its unique combination of charters and licenses to develop and manage target-niche insurance products that are distributed through managing general agents in many additional states. Visit www.RepublicGroup.com for more information.

About Delek

The Delek Group, with annual revenues of approximately $4.5 billion, is one of the largest corporations trading on the Tel Aviv Stock Exchange with major investments in Israel, Europe and North America. The Delek Group is diversified into the following three major subsidiaries:

Delek Petroleum, with its two subsidiaries Delek Israel, a gasoline and lubricants distributor in Israel, and Delek USA (NYSE), which operates gas stations and convenience stores and an oil refinery in Southern United States;

Delek Investments and Properties, a holding company with subsidiaries in the financial services, energy, infrastructure, automotive and media sectors; and

Delek Real Estate, which, through its subsidiaries Dankner and Delek Belron Investments, owns and manages prime global real-estate investments.

Precautionary Statement Regarding Forward-Looking Information

Some of the statements in this press release may include forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995 (PSLRA), that reflect Republic’s current views with respect to future events and financial performance. These forward-looking statements, which may apply to Republic specifically or the insurance industry in general, are made pursuant to the safe harbor provisions of the PSLRA and include estimates and assumptions related to economic, competitive, regulatory, judicial, legislative and other developments. All statements other than statements of historical facts may be forward-looking statements. Many risks and uncertainties may impact the matters addressed in forward-looking statements, and actual results may differ materially from those expressed or implied. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause Republic’s actual results to differ materially from those indicated in these statements. You should carefully consider these factors. For a discussion of the factors that could cause actual results to differ, please see Republic’s Annual Report filed on Form 10-K and other filings with the Securities and Exchange Commission (“SEC”) (available at www.sec.gov). Unless otherwise required by law, Republic undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Investor and Media Contact

Michael E. Ditto

Vice President, General Counsel and Secretary

972 788 6000